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                                                                   EXHIBIT 10.23

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

        ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of September 27, 1994, by and between Kerry A. McDonald (the "Assignor") and Cordilleras Silver Mines Ltd., a Bahamian corporation (the "Assignee").

                             W I T N E S S E T H:

        WHEREAS, pursuant to the provisions of the Cordilleras Shareholders Agreement, dated as of July 20, 1994, by and between the Assignor, the Assignee, and Thomas S. Kaplan, the Assignor (i) desires to assign, transfer, convey and deliver to the Assignee, all of the rights, licenses, title and interest in and to the mining exploitation concession named "El Ocote #1" (the "El Ocote Assets"), which the Assignor acquired under a mining agreement between the Assignor and Compania Minera El Ocote, E. de R.L., dated June 24, 1994 (the "El Ocote Agreement"), and (ii) desires to be released from any and all further obligations under the El Ocote Agreement; and

        WHEREAS, the Assignee (i) seeks to acquire and accept all of the Assignor's right, license, title and interest in and to the El Ocote Assets, and
(ii) seeks to assume the Assignor's obligations under the El Ocote Agreement;

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration had and received, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. The Assignor hereby assigns, transfers, conveys and delivers all of his right, title and interest in and to the El Ocote Assets to the Assignee.

        2. The Assignor hereby convenants and agrees for himself and his legal representatives that he or they, as the case may be, shall execute and deliver such further or other documents, deeds, or other instruments as shall be necessary to give effect to the terms and intent expressed herein without further or other consideration, but at the expense of the Assignee, its successors and assigns.

        3. The Assignee hereby assumes, and agrees to pay, perform and discharge as and when they become due, the Assignor's obligations under the El Ocote Agreement.
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        4.  This Assignment and Assumption Agreement is in accordance with and is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the El Ocote Agreement, all of which are incorporated herein by reference.

        5. This Assignment and Assumption Agreement shall be of no force or effect unless signed, in original or in counterpart copies, by each of the Assignor and the Assignee.

        6. This Assignment and Assumption Agreement shall be binding on and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

        7. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to conflict of laws principles thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to the duly executed as of the date and year first above written.

                                        KERRY A. MCDONALD

                                        /s/ Kerry A. McDonald
                                        --------------------------------



                                        CORDILLERAS SILVER MINES LTD.

                                        By: /s/ David Sean Hanna
                                           -----------------------------
                                           Name:  D.S. Hanna
                                           Title: Director



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